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                                                                       EXHIBIT 4

                            FIRST HEALTH GROUP CORP.

                             2001 STOCK OPTION PLAN

         1. PURPOSE. The purpose of the 2001 Stock Option Plan (the "Plan") is to aid First Health Group Corp. and its subsidiaries (collectively, the "Company"), in securing and retaining salaried officers and other key employees and consultants and to motivate such persons to exert their best efforts on behalf of the Company. In addition, the Company expects that it will benefit from the added interest which the respective optionees will have in the welfare of the Company as a result of their proprietary interest in the Company's success.

         2.       ADMINISTRATION.

                  (a) The Compensation Committee (the "Committee") of the Board of Directors (the "Board") which shall at all times be comprised of two or more directors, appointed by the Board from time to time to serve at the pleasure of the Board shall have full power and authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be issued or adopted by the Board, to interpret the provisions and supervise the administration of the Plan. Each member of the Committee shall be (i) a "Non-Employee Director" as determined under Rule 16b-3(b)(3)(i) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (ii) an outside director as determined under Treasury Regulation 26, CFR Section 1.162-27(e)(3).

                  (b) In accordance with the provisions of this Plan, the Committee shall select the key employees and consultants to whom options shall be granted, shall determine, in the case of key employees, whether such options shall be incentive stock options ("Incentive Options") granted pursuant to Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonstatutory stock options ("Nonstatutory Options"), and shall determine the number of shares of Common Stock, $.01 par value, of the Company (the "Common Stock") to be subject to each option and the time at which the option is to be granted. Subject to the express provisions of the Plan, the Committee shall have authority to adopt administrative regulations and procedures which are consistent with the terms of the Plan; to adopt and amend option agreements (each, an "Option Agreement") as they deem advisable; to determine the terms and provisions of such Option Agreements (including the period during which the option is exercisable, the option price, and the manner in which options become exercisable) to construe and interpret such Option Agreements; to impose such limitations and restrictions as are deemed necessary or advisable by counsel for the Company so that compliance with the Federal securities and tax laws and with the securities laws of the various states may be assured; and to make all other determinations necessary or advisable for administering the Plan. The Committee may designate any officers or employees of the Company to assist the Committee in the administration of the Plan and to execute documents on its behalf, and the Committee may delegate to them such other ministerial and limited discretionary duties as it sees fit. All determinations and selections made by the Committee shall be by the affirmative vote of a majority of its members, but any determination reduced to writing and signed by a majority of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held.

                  (c) Each option shall be evidenced by a written instrument duly executed by the Company and optionee which shall contain such terms and conditions not inconsistent with the Plan as the Committee, upon the advice of counsel for the Company, shall determine; provided, however, that such terms need not be identical as between any two agreements.

                  (d) All determinations and selections made by the Committee pursuant to the provisions of the Plan shall be final and conclusive.

         3. ELIGIBILITY AND PARTICIPATION. The group of persons eligible to receive options shall consist of salaried officers and other key employees of, and consultants to the Company (whether or not such persons are directors of the Company). As used herein, the terms "key employee" and "key consultant" shall


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mean any employee of, or consultant to, the Company who, in the opinion of the
Committee, has demonstrated a capacity for contributing in a substantial measure to the success of the Company. No Incentive Option may be granted to a key consultant nor may an Incentive Option be granted to an officer or employee of the Company who, at the time the option is granted, owns directly or indirectly stock possessing more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any subsidiary or parent corporation, unless, in the case of an individual who is not a consultant, the option exercise price is at least 110% of the fair market value (as of the date of the grant) of the Common Stock subject thereto and the term of the option is limited to five years from the date of grant. No purported grant of an option to any person whose employment or consulting arrangement with the Company has terminated on or before the date on which the grant of such option is approved by the Committee shall be effective.

         4. SHARES SUBJECT TO THE PLAN. The stock subject to the Plan shall be shares of the Company's authorized Common Stock and may be authorized but unissued shares or treasury shares, as the Board may from time to time determine in its sole discretion. Subject to adjustment as provided in paragraph 9 hereof, the aggregate number of shares to be delivered upon exercise of all options shall not exceed 2,500,000 shares; and, subject to like adjustment, the aggregate number of shares for which options may be granted to any one optionee shall not exceed 10% of the total number of shares permitted to be issued under the Plan. If an option expires or terminates for any reason during the period in which options may be granted under the Plan and prior to the exercise thereof in full, the shares subject to, but not delivered under, such option shall, except as hereinafter provided, be available for options thereafter granted.

         5. EXERCISE PRICE; FAIR MARKET VALUE. Nonstatutory Options granted hereunder shall have a per share exercise price of not less than 100% of the "fair market value" of a share of Common Stock on the date on which the grant of such option is approved by the Committee (such date being the effective date of the grant of such option). Incentive Options granted hereunder shall have a per share exercise price of not less than 100% of the "fair market value" of a share of Common Stock on the effective date of the grant of such option; provided, however, if an optionee owns (including constructive ownership pursuant to Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of outstanding shares of stock of the Company or any subsidiary or parent corporation (within the meaning of Section 424 of the Code), then an Incentive Option granted under this Plan to such optionee shall by its terms fix the option price per share of Common Stock to be at least 110% of the fair market value of the shares of Common Stock on the date of the grant of such option and such Incentive Option shall terminate and become non-exercisable upon the expiration of five years from the date of the grant of such option. Subject to the foregoing, the option price shall be determined by the Committee. Other than adjustments pursuant to Section 9 hereof, neither the Board nor the Committee shall make any alteration or amendment to any options granted hereunder which operates to reprice, replace, regrant through cancellation or lower the exercise price of a previously granted option without the approval of the Company's stockholders.

         For purposes of this Plan, "fair market value" of a share of Common Stock shall mean: (i) if the Common Stock is traded on a national stock exchange on the effective date of the grant of such option, fair market value shall be the closing price reported by the applicable composite transactions report on such day, or if the Common Stock is not traded on such date, the mean between the closing bid-and-asked prices thereof on such exchange; (ii) if the Common Stock is traded on the Nasdaq National Market on the date of the grant of such option, fair market value shall be the closing sale price on that day; (iii) if the Common Stock is traded over-the-counter and not on the Nasdaq National Market on the date of the grant of such option, fair market value shall be the mean between the last representative bid-and-asked prices quoted by the Nasdaq on that day: or (iv) if none of the foregoing provisions is applicable, fair market value shall be determined by the Committee in good faith on such basis as it deems appropriate. In all cases, the determination of fair market value shall be binding and conclusive on all persons.

         6. TERM AND EXERCISE OF OPTIONS.

                  (a) Options shall be exercisable in such installments and during such period as may be fixed by the Committee at the time of grant, but no option shall be exercisable after the expiration of seven years from the date of grant of such option and, in the case of an individual who, immediately after the grant of an Incentive Option, owns directly or indirectly stock possessing more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any subsidiary, after the expiration of five years from the date of grant of such option; further provided that in the case of Incentive Options


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         which are exercisable in more than one installment, the aggregate fair market value (determined at the time the option is granted) of the Common Stock with respect to which such Incentive Options are exercisable for the first time by any optionee during any calendar year may not exceed $100,000.

                  (b) No option shall be granted hereunder and no option granted hereunder shall be exercisable, unless, at the time of any grant or exercise of an option, such grant or exercise is in full compliance with all Federal and state securities laws. Upon the exercise of an option, the optionee shall be required to make payment in full to the Company of the exercise price therefor (and any required tax withholding payment relative to Nonstatutory Options) (i) in cash or
         (ii) with previously acquired shares of Common Stock which have been owned by the optionee for more than six (6) months prior to the date of surrender or a combination of cash and such Common Stock having an aggregate fair market value equal to the exercise price (and any required tax withholding payment). The Committee may permit the holder of an option to elect to pay the exercise price of such option by authorizing a third-party to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon exercise of such option and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise. No holder of any option, or his legal representative, legatee, or distributee shall be or be deemed to be a holder of any shares of Common Stock subject to such option unless and until he has received a certificate or certificates therefor. If, on the date on which any option granted hereunder is exercised, a registration statement relating to the shares of Common Stock issuable pursuant to the Plan is not in effect, as a condition to the exercise of such option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that (i) such person is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act of 1933, as amended, or either alone or with his purchaser representative has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and lists of exercising the option, and (ii) the Common Stock is being purchased for investment purposes only and without any present intention to sell or distribute such Common Stock and the certificate evidencing shares of Common Stock acquired upon exercise of such option shall contain upon its face, or on the reverse thereof, the following legend:

                  "These shares have not been registered under the Securities Act of 1933, as amended, or under any applicable state law. They may not be offered for sale, sold, transferred, or pledged without (1) registration under the Securities Act of 1933, as amended, and any applicable state law, or (2) an opinion (satisfactory to the corporation) that registration is not required."

                  (c) The proceeds received by the Company from the sale of stock subject to an option are to be added to the general funds of the Company and used for general business purposes as the Board shall, in its sole discretion, determine.

                  (d) No later than the date as of which an amount first becomes includible in the gross income of the optionee for Federal income tax purposes with respect to any grant under the Plan, the optionee shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations may be settled with Common Stock, including Common Stock that is part of the grant that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the optionee. The Committee may establish such procedures as it deems appropriate, including the making of irrevocable elections, for the settlement of withholding obligations with Common Stock.

                  (e) If an Option granted hereunder is exercised or transferred or stock issued pursuant to the exercise of an Incentive Option disposed of within (i) two years from the date of granting of the Incentive Option or (ii) one year from the date of issuing such stock, the holder of the Option must notify the Company within five (5) business days of the exercise or transfer, as the case may be.


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         7. TRANSFERABILITY OF OPTIONS. No option shall be transferable by an optionholder other than by will or by the laws of descent and distribution or, in the case of an option other than an Incentive Option, to a "family member" pursuant to a domestic relations order (within the meaning of Rule 16a-12 promulgated under the Exchange Act). Notwithstanding the foregoing sentence, the Committee may set forth in an Option Agreement evidencing an option (other than an Incentive Option), that the option may be transferred by gift to a "family member" of the optionholder. For purposes of this paragraph 7, "family member" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the optionholder's household (other than as a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the optionholder) control the management of assets, and any other entity in which these persons (or the optionholder) own more than fifty percent of the voting interests. During the lifetime of the optionholder, an option may be exercised only by the optionholder or by persons to whom the option was transferred as specified above.

         8. DEATH, DISABILITY, RETIREMENT AND TERMINATION OF EMPLOYMENT. Any option, the exercise period of which has not theretofore expired, shall terminate at the time of an optionee's death, the optionee's disability or termination of an optionee's employment or consulting arrangement with the Company, and no shares of Common Stock may thereafter be delivered pursuant to such option except as set forth below:

                  (a) In the case of any employee or consultant who has been employed or retained by the Company continuously from the effective date of the grant of such option to the date of termination due to disability (as defined in Section 22(e)(3) of the Code), such optionee may, within two years (or such shorter period of time as is specified in the Option Agreement) after the date of such termination (one year in the case of an Incentive Option in order for such option to qualify for treatment as an incentive stock option under the Code) but before expiration of the original exercise period, purchase some or all of the shares subject to an option immediately prior to such termination, to the extent the optionee was then entitled to exercise such option, giving effect to any acceleration of exercisability triggered by such disability; and

                  (b) Upon the death of any such employee while in active service or of any such disabled or retired employee within such two-year period (or such shorter period of time as is specified in the Option Agreement), the person or persons to whom his rights under the option are transferred by will or the laws of descent and distribution may within two years after the date of death, but before the expiration of the original exercise period, purchase some or all of the shares with respect to which the optionee was then entitled to exercise such option immediately prior thereto, giving effect to any acceleration of exercisability triggered by such death. Leaves of absence for those periods and purposes conforming to the personnel policy of the Company and as may be approved by the Committee, shall not be deemed terminations or interruptions of employment.

                  (c) In the case of any optionee who has been employed or retained by the Company continuously from the date of grant to the date of termination and whose employment or consulting arrangement is terminated due to retirement, resignation or termination, such optionee may, up to one year in the case of resignation or termination or up to two years in the case of retirement (or such shorter period of time as is specified in the Option Agreement) after the date of any such termination not "due to cause" (three months in the case of an Incentive Option in order for such option to qualify for treatment as an incentive stock option under the Code), but before the expiration of the original exercise period, purchase some or all of the shares with respect to which the optionee was then entitled to exercise such option immediately prior to retirement, resignation or termination, giving effect to any acceleration of exercisability triggered by such termination; provided, however, in the case of a termination of employment or consulting arrangement of an optionee "due to cause", all outstanding options of the optionee shall be cancelled and terminated as of the date on which such optionee is given notice of termination. For purposes of this Plan, termination "due to cause" shall have the same meaning as ascribed thereto in any employment, consulting or similar agreement then in effect between the optionee and the Company, or if none, shall mean, in the reasonable belief of the Committee, the commission of fraud, embezzlement or theft against: (i) the Company;
         (ii) employees of the Company; or (iii) a customer or business associate of the Company.


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         9. CHANGES IN COMMON STOCK. In the event that, prior to the delivery by the Company of all of the shares of Common Stock which may be delivered hereunder and after the effective date of the Plan, there shall be any change in the outstanding Common Stock of the Company by reason of the recapitalization, merger, reorganization, consolidation, stock split, stock dividend or stock right distribution, the number and kind of shares deliverable hereunder and the exercise price shall be adjusted (but without regard to fractions) in a fair and equitable manner by the Committee, which determination in each case shall be conclusive and binding on the Company and the optionee and his legal representative.

         10. MERGER, CONSOLIDATION, OR SALE OF ASSETS. In the event that provision is not made in connection with any merger, reorganization, consolidation or other change in corporate structure, for the continuation of the Plan and assumption of the options theretofore granted hereunder (or the substitution of substantially identical options of the surviving corporation or successor employer or a parent thereof), then each holder of an Option shall be entitled, prior to the effective date of any such transaction, to exercise such option for the full number of shares of Common Stock covered thereby which the holder would otherwise have been entitled to acquire during the remaining term of such option.

         11. RIGHTS AS A STOCKHOLDER. No person participating in the Plan shall have any rights of a stockholder of the Company as to shares subject to an option until such option is exercised and certificates representing such shares are received by the optionee.

         12. IMPLIED CONSENT OF OPTIONEE. Every optionee, by his acceptance of an option under the Plan, shall be deemed to have consented to be bound, on his own behalf and on behalf of his heirs and legal representatives, by all of the terms and conditions of the Plan.

         13. THE COMPANY'S RESPONSIBILITY. All expenses of the Plan, including the cost of maintaining records hereunder, shall be borne by the Company. The Company shall have no responsibility or liability (other than under applicable securities laws) for any act or thing done or left undone with respect to the determination to grant (or not grant) an option hereunder or the exercise price, number of shares or other terms and conditions of any option granted under the Plan, so long as the Company acts in good faith.

         14. AMENDMENT AND DISCONTINUANCE. The Board may alter, suspend, or discontinue the Plan at any time and from time to time, without obtaining the approval of the Company's stockholders, but may not, without the approval of the Company's stockholders, make any alteration or amendment thereof which operates to (a) increase the total number of shares reserved for purposes of this Plan except as provided in paragraph 9 hereof, or (b) increase the total number of shares for which an option or options may be granted to any single employee or consultant. No amendment to or termination of the Plan shall impair the rights of optionholders under outstanding options theretofore granted under the Plan without the consent of the optionholders affected thereby, and, unless the Option Agreements relating to such options are amended, such options shall remain in full force and effect as if the Plan had not been amended or terminated.

         15. EFFECTIVE DATE. Subject to stockholder approval, the Plan shall become effective on May 22, 2001.

         16. TERMINATION. The period during which options may be granted under the Plan expires on May 22, 2008 unless the Plan is terminated by the Board prior to such date.